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                                                                     EXHIBIT 5.1
                                                                     -----------


                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA  94304-1050
                TELEPHONE 415-493-9300  FACSIMILE 415-493-6811

                              January 23, 1997

Urogen Corp.
3099 Science Park Road, Suite A
San Diego, California  92121

          RE:  REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Urogen Corp. (the "Registrant" or "you") with the Securities and Exchange Commission on or about January 23, 1997, in connection with the registration under the Securities Act of 1933, as amended, of 1,950,000 shares of your Common Stock (the "Shares") reserved for issuance under both the 1995 Stock Plan and the 1995 Director Option Plan (hereinafter collectively referred to as the "Plans"). As your legal counsel, we have examined the actions taken and proposed to be taken by you in connection with the proposed issuance, sale and payment of consideration for the Shares to be issued under the Plans.

          It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                    Sincerely,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ Wilson Sonsini Goodrich & Rosati